As filed with the Securities and Exchange Commission on May 29, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	23-0628360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

96 South George Street, Suite 520 York, Pennsylvania	17401
(Address of Principal Executive Offices)	(Zip Code)

P. H. GLATFELTER COMPANY

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

(Full title of the plan)

John P. Jacunski

Senior Vice President and Chief Financial Officer

96 South George Street

Suite 520

York, Pennsylvania 17401

(Name and address of agent for service)

(717) 225-4711

(Telephone number, including area code, of agent for service)

with a copy to:

Brian Doerner, Esquire

Ballard Spahr LLP

1735 Market Street

51th Floor

Philadelphia, Pennsylvania 19103

215-665-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,030,000 shares	$24.67	$25,410,100	$3,466

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the equity plan described below in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on May 24, 2013.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

P. H. Glatfelter Company (the “Registrant”) is filing this registration statement to register an additional 1,030,000 shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance under the P. H. Glatfelter Amended and Restated Long-Term Incentive Plan (the “Plan”). The increase in the number of shares available to be awarded under the Plan, as well as certain other amendments to the Plan that are described in the Registrant’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “Commission”) on April 3, 2013, were approved by the Registrant’s shareholders on May 9, 2013. The Registrant previously filed Registration Statements on Form S-8 with the Commission to register 1,500,000 shares of Common Stock (File No. 333-124485), filed on April 29, 2005 and 4,000,000 shares of Common Stock (File No. 333-160310), filed on June 29, 2009, authorized for issuance under the Plan. Pursuant to General Instruction E to Form S-8, Part I and Items 4-7 and 9 of Part II of the Registrant’s Registration Statement on Form S-8 (File No. 333-124485) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed or to be filed with the Commission, are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 8, 2013;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 9, 2013;

•

the Registrant’s Current Reports on Form 8-K filed with the Commission on March 13, 2013 (Item 1.01 only), April 16, 2013, May 1, 2013 (Item 2.01 only), May 6, 2013 (two separate reports), and May 13, 2013;

•	the description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A filed with the Commission on October 23, 1998.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	P. H. Glatfelter Company Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 13, 2013).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania on May 29, 2013.

P. H. GLATFELTER COMPANY

By:	/s/ Dante C. Parrini

Name:	Dante C. Parrini
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dante C. Parrini and John P. Jacunski, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dante C. Parrini	Chairman and Chief Executive Officer	May 29, 2013
Dante C. Parrini	(principal executive officer)

/s/ John P. Jacunski	Senior Vice President and	May 29, 2013
John P. Jacunski	Chief Financial Officer
(principal financial officer)

/s/ David C. Elder	Vice President, Finance	May 29, 2013
David C. Elder	(principal accounting officer)

/s/ Kathleen A. Dahlberg	Director	May 29, 2013
Kathleen A. Dahlberg

/s/ Nicholas DeBenedictis	Director	May 29, 2013
Nicholas DeBenedictis

/s/ Kevin M. Fogarty	Director	May 29, 2013
Kevin M. Fogarty

/s/ J. Robert Hall	Director	May 29, 2013
J. Robert Hall

/s/ Richard C. Ill	Director	May 29, 2013
Richard C. Ill

/s/ Ronald J. Naples	Director	May 29, 2013
Ronald J. Naples

/s/ Richard L. Smoot	Director	May 29, 2013
Richard L. Smoot

/s/ Lee C. Stewart	Director	May 29, 2013
Lee C. Stewart